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August 14, 2019

Centric Brands Inc.
350 5th Avenue, 6th Floor
New York, New York 10118

Re:       Form S-8 Registration Statement

Ladies and Gentlemen:

We have acted as counsel to Centric Brands Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to up to  (i) 9,196,854 shares of common stock, par value $0.10 per share (the “Common Stock”), of the Company (the “2016 Plan Shares”) which may be issued pursuant to the Centric Brands Inc. 2016 Stock Incentive Compensation Plan (as amended, the “2016 Plan”); (ii) an aggregate of 4,700,000 shares of Common Stock issuable upon settlement of 4,700,000 restricted stock units (the “RSUs”) granted to certain employees of the Company as an inducement material to their acceptance of employment with the Company; and (iii) 500,000 shares of Common Stock issuable upon settlement of 500,000 performance stock units (the “PSUs” and, together with the RSUs, the “Inducement Grants”) granted to a certain employee of the Company as an inducement material to his acceptance of employment with the Company (the Inducement Grants, together with the 2016 Plan Shares, the “Shares”).

This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement other than as expressly stated herein with respect to the Shares.

In rendering the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, agreements, certificates, corporate records and other instruments, and examined such questions of law as we have deemed necessary or appropriate for the purposes of rendering this opinion, including the following documents:

(1)	the Registration Statement;
(2)	the 2016 Plan;
(3)	resolutions approving the corporate action of the Company authorizing the issuance of the 2016 Plan Shares and the grant of the Inducement Grants;
(4)	the employment agreements with certain employees relating to the Inducement Grants (the “Employment Agreements”);
(5)	the Certificate of Incorporation of the Company (as amended) (the “Charter”); and
(6)	the Second Amended and Restated By-Laws of the Company.

As to the facts on which this opinion is based, we have relied upon certificates of public officials and certificates and written statements of officers and representatives of the Company.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us and the legal power and authority of all persons signing on behalf of parties (other than the Company) to all documents.

In rendering the opinion expressed below, we have assumed that prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock. In

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addition, we have assumed that (i)(x) option grants or stock awards under the 2016 Plan pursuant to which the 2016 Plan Shares are issuable, and (y) RSUs and PSUs under the Employment Agreements pursuant to which the Inducement Grants are issuable will have been duly authorized and issued by the Company in accordance with the terms of the 2016 Plan or the Employment Agreements, as applicable, and any relevant agreements thereunder and in accordance with the Charter and applicable Delaware law, (ii) the resolutions authorizing the Company to issue the Shares in accordance with the terms and provisions of the 2016 Plan and the Employment Agreements, as applicable, will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (iii) the Registration Statement, and any amendments thereto, at the time of the issuance of the Shares, will continue to be effective under the Securities Act.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms and conditions of the 2016 Plan or the Employment Agreements, as applicable, and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the General Corporation Law of the State of Delaware. We are not members of the bar of the State of Delaware, nor do we purport to be experts in the laws of the State of Delaware. We express no opinion concerning the laws of any other jurisdiction, and we express no opinion concerning any state securities or “blue sky” laws, rules or regulations, or any federal, state, local or foreign laws, rules or regulations relating to the offer and/or sale of the Shares.

This opinion letter has been prepared for your use solely in connection with the Registration Statement. We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DECHERT LLP